Exhibit 23.1
------------


INDEPENDENT AUDITORS' CONSENT




Fortune Diversified Industries, Inc. and Subsidiaries
Indianapolis, Indiana


We consent to the incorporation by reference in the Registration Statement of Fortune Diversified Industries, Inc. and Subsidiaries on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated November 25, 2002 appearing in this Annual Report on Form 10-KSB of Fortune Diversified Industries, Inc. and Subsidiaries for the period ended August 31, 2002 and appearing in the amended Form 8-K.




/s/ WHIPPLE & COMPANY, PC

Indianapolis, Indiana
November 29, 2002